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                                                                    Exhibit 10.5

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Amendment Two to Development Agreement


                                  AMENDMENT TWO
                                       TO
                              DEVELOPMENT AGREEMENT

      This Amendment Two made as of March 28, 2001 ("Effective Date") between SRI International, a California, non-profit and public benefit corporation, having a place of business located at 333 Ravenswood Avenue, Menlo Park, CA 94025 (hereinafter "SRI") and Lipid Sciences Incorporated, a Delaware corporation, having a place of business located at 7068 Koll Center Parkway, Suite 401, Pleasanton, CA 94566 (hereinafter "LSI").

         WHEREAS, SRI and LSI have entered into a development agreement having an effective date of October 6, 2000 and an Amendment One thereto dated March 8, 2001 (hereinafter individually and collectively "Development Agreement") and which the parties hereby amend; and

         WHEREAS, the parties intend that this Amendment Two provides for the start of Phase II Development Period of the Development Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, SRI and LSI agree as follows:

1. For consistency and unless otherwise defined herein all initially capitalized terms shall have the meaning set forth in the Development Agreement.

2. The parties hereby agree that the Phase II Development Period shall mean the period commencing on March 28, 2001 and unless terminated earlier as provided in the Development Agreement or extended by the mutual written agreement of the parties, shall expire on the end dates provided in the Phase II Development Plan. It is further agreed that the parties shall have a forty-five day (45) interim period from the Effective Date until such time that timelines, deliverables tasks, milestones, and costs associated therewith shall be described and identified in a document identified as the Phase II Development Plan, and on written agreement of the parties shall be added as an amendment to the Development Agreement.

3. Paragraph 2.2.2 shall be deleted in its entirety and replaced with the following:

          During the forty-five (45) day interim period following the Effective Date, SRI shall be authorized to expend up to five-hundred thousand dollars ($500,000) to continue development of design input and subsystem refinement on both the single and multi-solvent systems, as well as continuing feasibility studies in hollow fiber contactors.
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Amendment Two to Development Agreement                               Page 2 of 2


4. Paragraph 2.2.4 of the Development Agreement, second sentence beginning on line 4 through the end of the paragraph shall be deleted in its entirety and replaced with the following sentence:

           "2.2.4 Within five (5) business days of the execution of this Amendment Two for the interim forty-five day Phase II effort, LSI shall pay to SRI three hundred and fifty thousand dollars ($350,000.00) as an advance deposit against the project charges to be incurred during the interim period. Upon receipt of such deposit, SRI shall initiate work and shall deliver to LSI a paid-memo invoice for receipt of the deposit paid. An invoice for the costs incurred for each month of the Agreement shall be submitted to LSI at the end of that month, payment shall be due within ten (10) days after receipt of invoice."

Unless expressly amended by this Amendment Two, all other terms and conditions of the Development Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date last subscribed below.

SRI:                                  LSI:
SRI International                     Lipid Sciences, Incorporated


By: /s/ Margaret Baxter-Pearson          By: /s/ Phil Radlick
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Name: Margaret Baxter-Pearson                         Phil Radlick, Ph.D.

Title: Contracts Manager                     President & Chief Executive Officer